Exhibit 8.1

Diagram of the Company’s Operating Subsidiaries and Affiliates

The following diagram illustrates the organizational structure of the Company and its active subsidiaries at March 31, 2019.

DESWELL INDUSTRIES INC. (A British Virgin Islands International Business Company)
100%
100%
100%
100%
100%
Ideatop Holdings Ltd. (A British Virgin Islands International Business Company)
Blue Collar Holdings Ltd. (A British Virgin Islands International Business Company)
Integrated International Ltd. (A Samoa Corporation)
Star Peace Ltd. (A British Virgin Islands International Business Company)
Rainbow Hill Ltd. (A British Virgin Islands International Business Company)
26.1%
73.9%
100%
100%
100%
Jetcrown Industrial (Dongguan) Limited (A limited liability China Foreign Operation)
Dongguan Kwan Hong Electronics Co. Ltd. (A limited liability China Foreign Operation)
Joint Harvest Industries Ltd. (A British Virgin Islands International Business Company)
Jetcrown Industrial (Macao Commercial Offshore) Limited (A Macao incorporated company)
100%
100%
Dongguan Kwan Hong Electronics Trading Co. Ltd. (A limited liability China Foreign Operation)
Kwanasia Electronics (Macao Commercial Offshore) Ltd. (A Macao incorporated company)